UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 21, 2011

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Potential Reduction in Large Customer Orders

Pro-Dex, Inc. (the “Company”) has previously disclosed in its periodic filings that its largest Customer had informed the Company that it was in the process of developing, and planned to eventually manufacture, its own surgical devices which are functionally comparable to the products the Company currently provides to the Customer. The Company has been the exclusive manufacturer of these products since they were developed.

The Company currently provides this Customer with two products (“Product A” and “Product B”) and repair services for such products. Sales for each of these categories for the three and nine months ended March 31, 2011 and 2010 were as follows:

			Average share of total
	Nine months ended	Three months ended
	March 31, 2011	March 31, 2011
Product A	$3,241,000	$793,000	37%
Product B	4,613,000	2,231,000	52%
Repairs	995,000	354,000	11%

Total	$8,849,000	$3,378,000	100%

			Average share of total
	Nine months ended	Three months ended
	March 31, 2010	March 31, 2010
Product A	$3,136,000	$1,159,000	48%
Product B	2,847,000	841,000	43%
Repairs	601,000	233,000	9%

Total	$6,584,000	$2,233,000	100%

On June 21, 2011, the Customer indicated that it planned to purchase all of the products it currently has on order with the Company for Products A and B but did not plan to place any new orders with the Company for these products. The Customer currently has orders of (i) $793,000 for Product A scheduled for delivery through September 2011 and (ii) $4,169,000 for Product B scheduled for delivery through February 2012. The Customer has indicated that its plan is contingent on several factors, including the registration of the Customer’s product in a foreign jurisdiction and the successful completion of its field testing for the product that will replace Product B. The Customer indicated that the results to date from the field testing have been positive but that the number of units and length of service in the field are still insufficient to draw conclusions.

In addition, the Customer indicated that it plans to limit repair requests from the Company to those Products A and B that are covered by the Company’s product warranty, thus most likely nearly eliminating repair revenue (for out-of-warranty products) for the Company.

Based on the foregoing, it is probable that revenue otherwise attributable to this Customer will begin to decline during the second half of calendar year 2011 and could decline to zero or a negligible amount by the end of the first quarter of calendar year 2012. However, the Customer is not obligated either to abide by the timetables it has communicated to the Company or to update the Company as to the status of its current plan. Accordingly, the Company is unable to know or predict the status of the Customer’s plan or initiatives on an ongoing basis. The Customer could accelerate, delay or terminate its transition to its own products at any time and without notice to the Company, which could have a material impact on our revenues. The identity of the Customer is protected by a confidentiality agreement.

Upon receipt of the new information described above, management analyzed its effects, distributed such information to the Board of Directors of the Company (the “Board”), and together management and the Board evaluated the potential impact to the Company and determined that this was a material event to the Company.

The Company is continuing to implement the steps of a strategic plan, the objective of which is to identify and capture additional revenue opportunities. There can be no assurance, however, as to either the timing or success of achieving this objective, and it would be the Company’s intent to reduce operating costs, if and as necessary, to minimize the impact of a revenue reduction, should it occur. In the event that the Customer’s future purchases are reduced beyond the realization of such opportunities or cost reductions, the Company is likely to experience a material and adverse impact on its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011	PRO-DEX, INC (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

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